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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  April 1, 2005

                               -------------------

                          RESCON TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

              Nevada                            000-13822                  83-0210455
 (State or other jurisdiction of        (Commission File Number)          (IRS Employer
          incorporation)                                                Identification No.)

                              180 Rose Orchard Way
                               San Jose, CA 95134
          (Address of principal executive offices, including zip code)

                                 (408) 956-8000
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Item 2.01 Completion of Acquisition or Distribution of Assets

On April 1, 2005, pursuant to the terms of that certain Agreement and Plan of Reorganization, dated October 16, 2004, as amended, by and among Rescon Technology Corporation, a Nevada corporation ("Rescon"), Nayna Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Rescon, ("Acquisition Sub"), Nayna Networks, Inc. ("Nayna"), and Christian Nigohossian, (the "Merger Agreement"), Acquisition Sub, merged with and into Nayna, with Nayna surviving as a wholly owned subsidiary of Rescon (the "Merger"). In connection with the Merger, Rescon issued 32,249,947 shares of its Common Stock to the stockholders of Nayna. Each share of common stock of Nayna converted into
0.198916 of a share of Rescon common stock and each share of Series D Preferred Stock of Nayna converted into 0.683023 of a share of Rescon common stock. All outstanding shares of Nayna Series CC Preferred Stock were cancelled in connection with the Merger.

Upon the effectiveness of the Merger, each outstanding option or warrant to purchase Nayna common stock, whether or not then exercisable, was converted into an option or warrant to purchase a number of shares of Rescon common stock equal to (i) the number of shares then subject to such option or warrant multiplied by
(ii) 0.198916 (rounded to the nearest whole share) at an exercise price equal to
(i) the exercise price in effect immediately prior to the Merger divided by (ii) the 0.198916 (rounded to the nearest whole cent). All other terms and conditions of each option or warrant to purchase Nayna common stock shall remain the same.

Following the Closing, the stockholders of Nayna own 32,249,947 shares of Rescon's common stock, or approximately 89% of the outstanding shares of Rescon's common stock, and the stockholders of Rescon immediately prior to Closing ("Existing Stockholders") own 3,552,557 shares of Rescon's common stock, or approximately 11% of the outstanding shares of Rescon's common stock. The share exchange ratio in the Merger was determined through arms'-length negotiations between Rescon and Nayna. Information in this Report on Form 8-K regarding the number of shares of Rescon common stock issued in the Merger assumes that no stockholders of Nayna will exercise their right under Delaware law to seek an appraisal of the value of their Nayna stock in lieu of the receipt of shares of Rescon common stock.

On March 24, 2005, the Merger Agreement was amended to reduce the number of shares being issued to 32,250,000 and to include the final share exchange ratios. A copy of First Amendment to the Merger Agreement, dated March 31, 2005, is filed as Exhibit 2.2 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Merger, Rescon issued 32,249,947 shares of its Common Stock to the stockholders of Nayna. The issuance of Rescon's shares of common stock to Nayna's stockholders was exempt from registration under the Securities Act of 1933, as amended ("Securities Act") pursuant to Section 4(2) thereof.

Item 4.01 Changes In Registrant's Certifying Accountant.

(A) On April 1, 2005, Rescon ended the engagement of Mantyla McReynolds, Certified Public Accountants of Salt Lake City, Utah, as its independent certified public accountants. The decision was approved by the Board of Directors of Rescon.

The report of Mantyla McReynolds on Rescon's financial statements for the fiscal years ended August 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, other than a going concern qualification. During Rescon's fiscal years ended August 31, 2004 and 2003 and the subsequent interim period preceding the termination, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds, would have caused Mantyla McReynolds to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Company requested that Mantyla McReynolds furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with Rescon's statements in this Item 4.01(a). A copy of the letter furnished by Mantyla McReynolds in response to that request, dated April 7, 2005, is filed as Exhibit 16.1 to this Form 8-K.

(B) On April 1, 2005, Naresh Arora, CPA, Inc. was engaged as Rescon's new independent certified accountant. During the two most recent fiscal years and the interim period preceding the engagement of Naresh Arora, CPA, Inc., Rescon has not consulted with Naresh Arora, CPA, Inc. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rescon's financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Section 5 - Corporate Governance and Management

      Item 5.01 Changes In Control

 As described in Item 3.02 above, on April 1, 2005, pursuant to the Merger Agreement, Acquisition Sub, merged with and into Nayna, with Nayna surviving as a wholly owned subsidiary of Rescon. Immediately prior to the Merger, Rescon had 3,552,557 outstanding shares of common stock and no outstanding shares of preferred stock. Pursuant to the Merger, 32,249,947 shares of Rescon common stock were issued to the stockholders of Nayna in exchange for 100% of the outstanding shares of common stock of Nayna. The share exchange ratio in the Merger was determined through arms'-length negotiations between Rescon and Nayna. Information in this Report on Form 8-K regarding the number of shares of Rescon common stock issued in the Merger assumes that no stockholders of Nayna will exercise their right under Delaware law to seek an appraisal of the value of their Nayna stock in lieu of the receipt of shares of Rescon common stock. As a result of the Merger, (i) 35,802,504 shares of Rescon common stock are outstanding, approximately 89% of which are owned by the former stockholders of Nayna, and (ii) Rescon is now controlled by the former stockholders of Nayna.

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of the Closing, Henrik Klausgaard, Ilona Klausgaard, and Tristan V. Voth-Stonger resigned as directors and executive officers of Rescon. Prior to their resignations, these Board members appointed Naveen S. Bisht, Tsuyoshi Taira and Rahul Vaid to serve on the Rescon Board of Directors. The Rescon Board of Directors expects to appoint three independent directors within thirty (30) days following Closing. The newly-appointed board of directors has also appointed new principal officers of Rescon effective as of the Closing.

Rescon filed an Information Statement with the U.S. Securities and Exchange Commission on January 7, 2005 pursuant to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder, announcing the proposed change of control. The Information statement was mailed on January 10, 2005 to Rescon's stockholders of record as of January 3, 2005

The following table sets forth certain information, of the newly elected directors and principal officers:

NAME                   AGE      POSITION
----                   ---      --------

Naveen S. Bisht        41       Founder, President, Chief Executive Officer, and
                                Director

Tsuyoshi Taira         65       Chairman of the Board of Directors

Rahul Vaid             30       Director

Gautam Chanda          47       Vice President Business Development & Vertical
                                Markets

Richard D'Sa           55       Vice President Worldwide Sales

Hari Hirani            49       Vice President Engineering

Dr. Raj Jain           53       Co-Founder and Chief Technology Officer

Michael Meyer          54       Chief Financial Officer

The following sets forth biographical information concerning the newly elected directors and principal officers:

Naveen S. Bisht has over 15 years of experience in business development, marketing, strategy, engineering and general management in storage, networking and the telecommunication industry. Previously he was the Founder, President and CEO of Ukiah Software, Inc. - a leader in policy-based bandwidth and security management software systems for service provider and enterprise networks that was sold to Novell, Inc. in 1999. Ukiah received a number of awards including Top 10 Companies to Watch in 1999; Top 25 Hot Startups of 1998; 1999 Telecommunications Product of the Month Award; 1999 and 1998 Hot Product Awards. Prior to Ukiah, he was founder and President of a consulting services company focused on telecommunication and networking market. He is also Founder/Partner of Luxmi Ventures LLC - a seed stage venture fund focused on network infrastructure market. Naveen attended the Ph.D. Program at University of California, Santa Barbara; holds a MS from Texas Tech University; and earned a MS and BSME from the Birla Institute of Technology & Science, Pilani. He holds three patents in the area of Quality of Service and security management in IP Networks. Mr. Bisht is not a nominee or director of any other reporting company.

Tsuyoshi Taira is the CEO of Tazan International Inc, a venture capital and management consultancy firm. Mr. Taira has been involved with a number of Silicon Valley startup companies as founding investor/director including Atmel Semiconductor (NASDAQ: ATML), Pico Power Technology Inc (acquired by Cirrus Logic), Junglee Corporation (acquired by Amazon.com, NASDAQ: AMZN), Armedia (acquired by Broadcom, NASDAQ: BRCM), Apptivity (acquired by Progress Software,
NASDAQ: PRGS) and many others. He has been instrumental in providing seed stage financing, management and marketing advice, especially for the Far Eastern market to the startup companies. Currently he serves on the boards of Silicon Storage Technology Inc. (NASDAQ: SSTI) (flash memory company), Nayna Networks, Inc. (networking products and services), Ureach.Com (unified e-mail and voice mail messaging company), Asia-Links Media (Semiconductor components e-commerce) and Teleweb (Call Center in China). In addition, he is on the advisory board of Silicon Motion (Graphic Controller IC), CLCEO (Polarizer), Reveo (Revolutionary Electro Optics Technology Company) and several other companies. Previously, Mr. Taira was Chairman of Sanyo Semiconductor directing Sanyo's US marketing strategy. Most of his career was spent at Sanyo Corporation except for five years when he worked at Fairchild Semiconductor. Mr. Taira graduated from Tokyo Metropolitan University with a BSEE. He also received an Honorary Doctor of Humanities from Newport Asia Pacific University in March 2000. He has published a number of books including "Audio Amplifier", "Transistor Physics and Application" as a Co-author and most recently a book on entrepreneurship, "My Fellow Engineer, Let's Challenge" from Nikkei BP.

Rahul Vaid is a general partner with Pacesetter Capital Group and joined the firm in January 2001 and has led several investments for the firm. Prior to joining the firm, he was Vice President of Investments at Doublespace LLC, an early stage investment firm that invested in media and telecommunications ventures in the U.S. and Europe. Prior to Doublespace, Rahul was one of the founding members of Wit Capital's (now Soundview Technology Group - Nasdaq:
SNDV) investment banking group through the firm's initial public offering in 1999 and served as Vice President of Investment Banking. Previously, Rahul has held engineering positions at Daat Research and the Tata Institute of Fundamental Research in India. Rahul is involved with several entrepreneurial and industry organizations such as TiE, CiE, IEEE, SVMG, AEA, and is a frequent speaker at several conferences on entrepreneurship and venture capital. Rahul holds an MEM (a joint business degree) and an MS from Dartmouth College, a BS degree from Government College of Engineering Pune, India, and an Advanced Diploma in Enterprise Systems from N-IIT, India. Mr. Vaid is not a nominee or director of any other reporting company.

Gautam Chanda was most recently co-founder, President, and CEO of Accordion Networks, has over 20 years of product development experience with telecommunications and data communications systems, including ATM/IP switching, multi-service access, and SONET/SDH technologies. Accordion Networks developed products to deliver Broadband Access Services in the buildings such as MTU (Multi-Tenant Units), MDU (Multi Dwelling Units) and Hospitality (Hotels). Accordion was funded by distinguished investors such as Intel, Transwitch Corp., and Bell Canada. Prior to co-founding Accordion, he was the principal founder and VP of Engineering at Mayan Networks that developed IP over SONET products for the Service Providers. He has held various senior technical and management positions at Premisys, 3Com, Intel and ITT. Mr. Chanda holds a BSEE from the Birla Institute of Technology and Science in Pilani, India and an MSEE from the Polytechnic Institute of NY at Brooklyn.

Richard D'Sa has over 25 years of experience in the telecommunications and high technology markets where he has been lauded by his peers for his visionary strategies. Richard was most recently in charge of Arambei, a technology, M&A and a channel bridging consultant company. Previous to Arambei, D'sa was Founder, Senior Vice President, Worldwide Sales & Marketing and COO of Xpeed Networks, in the broadband access market with DSL and optical solutions. Previous to Xpeed, D'sa spent 18 successful years at Motorola Semiconductors, LSI Logic and ITEX in various senior executive engineering, sales and marketing management roles where his contributions earned him several awards and promotions. He also spent six years at OPTi, a premier PC Chipset Company where he served in management roles to the Senior Executive VP level. D'sa holds B.Sc Honors degree in Electronics Engineering and Physics, majoring in optical spectroscopy, semiconductors, electro-magnetic theory and electronics from University of London, UK.

Hari Hirani is a senior engineering executive with extensive experience managing the development of carrier class products for Telecom market. Hari was previously Vice-President Engineering for NtechRA, Inc. Before NetchRA Hari was the Director of Engineering for HAL Computers (a division of Fujitsu), ADC Telecommunications and Telco Systems. Hari has published numerous technical papers published by industry leading journals. Hari holds an MSEE (Computer and Information Engineering) from the University of Florida and BSEE from MS University, India.

Dr. Raj Jain is an industry renowned professional in communications industry for his work in IP traffic Management, ATM, Optical Networking and quality of service. Most recently, he has been a Professor of Computer Science at Ohio State University. Prior to that for sixteen years, he was a Senior Consulting Engineer at Digital Equipment Corporation and led the design and analysis of many computer systems and networking technologies including Ethernet, DECnet, OSI, FDDI, and ATM networks. He was also an active member of the All-Optical Networking (AON) consortium consisting of Digital, M.I.T./Lincoln Lab, and AT&T that started the research on Dense Wavelength Division Multiplexing networks. He is an active participant in several other industry forums including Internet Engineering Task Force (IETF), Optical Interoperability Forum (OIF), Institute of Electrical and Electronic Engineering (IEEE), American National Institute
(ANSI), ITU and Telecommunications Institute of America (TIA). He is a Fellow of IEEE, a Fellow of ACM and a member of Optical Society of America, Society of Photo-Optical Instrumentation Engineers (SPIE), and Fiber Optic Association. Dr. Jain has also taught at MIT and has 13 patents, over 120 publications and a number of awards for his contribution to the industry. Previously, he was a consultant to Nortel, Nexabit/Lucent and a number of other networking companies. Dr. Jain received his Ph.D. in Computer Science from Harvard University.

Michael Meyer has over 15 years of executive experience in finance and operations in manufacturing and high-tech companies. Previously, from 2000 to 2004, he was the CEO of AirLink Communications, a wireless data solutions company. Immediately prior to that, in 1999, he was at LuxN, a fiber optic equipment startup. From 1996 to 1998 Michael was the VP Finance and Operations for Sierra Wireless, a wireless modem manufacturer. He also was the founder and president of a services company focused on providing temporary executive help for manufacturing and high-tech companies. He has also been the CFO of a public software company, a merchant bank (investing in high-tech startups), a battery company and an electrical equipment manufacturer. Michael attended the MBA program at Simon Fraser University and holds a CMA from the Society of Management Accountants. Michael has lived and worked in Australia, Canada and the US.

      Each director will serve until his successor is elected at the annual meeting of shareholders or until his earlier death, resignation or removal and, subject to the terms of any employment agreement with Rescon, each executive officer serves at the pleasure of the Board of Directors. None of the new officers or directors have been involved in any transaction with Rescon or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, other than with respect to the transactions that have been described herein. None of the current or new directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) during the past five years, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      Neither Rescon nor Nayna have any employment agreements with any of their employees.

      The Board has not yet determined the Board committees to which each new director will be named. Upon such determination, Rescon shall file an amendment to this Form 8-K.

Security Ownership of Certain Beneficial Owners And Management

      The following table sets forth certain information regarding the number of shares of Rescon stock held as of April 1, 2005, on a pro forma basis to reflect the transactions contemplated by the Merger Agreement for (i) each stockholder who is the beneficial owner of 5% or more of Rescon's outstanding Common Stock,
(ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis to reflect the transactions contemplated by the Merger Agreement. Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown after the consummation of the transactions contemplated by the Merger Agreement. Except as otherwise noted, options granted under the Nayna 2000 Stock Option Plan, were assumed by Rescon in connection with the Merger, and are immediately exercisable, subject to the company's right to repurchase unvested shares upon termination of employment or other service at a price equal to the option exercise price, as adjusted in connection with Merger.

                                                    Number of Shares
                                                      Beneficially
                        Beneficial Owner                  Owned         Percent
-------------------------------------------------   ----------------    -------
Pacestter/ MVHC, Inc. (1)                                4,423,397       12.35%
2435 North Central Expressway, Suite 200
Richardson TX 75082

Ignite Ventures (2)                                      4,360,092       12.18%
225 Shoreline Drive #510
Redwood City, CA 94065

Apex Ventures (3)                                        4,119,982       11.51%
233 South Wacker Drive, Suite 9600
Chicago, Il 60606

Eric McAfee (4)                                          3,725,000       10.40%
10600 North DeAnza Blvd., # 250
Cupertino, CA 95014

Berg McAfee Companies, LLC (5)                           3,000,000        8.38%
10600 North DeAnza Blvd. #250
Cupertino, CA 95014

MKS Ventures, LLC (6)                                    2,884,597        7.99%
3320 Baker Street
San Francisco, CA 94123

Christian Nigohossian                                    1,949,154        5.32%

Naveen S. Bisht (7)                                      2,264,273        6.10%

Gautam Chanda (8)                                          448,556        1.24%

Richard D'Sa (9)                                           440,171        1.21%

Hari Hirani (10)                                           410,377        1.13%

Dr. Raj Jain (11)                                        1,128,464        3.11%

Michael Meyer (12)                                         350,000        *

Tsuyoshi Taira (14)                                      1,174,475        3.27%

Rahul Vaid (1)                                           4,423,397       12.35%
-------------------------------------------------------------------------------
Directors and executive officers as a group             10,982,117       27.71%

(11 persons)
-------------------------------------------------------------------------------

* Less than 1.0%

(1)   - 3,806,663 shares held by Alliance Enterprise Corporation, and

      - 312,655 shares held by Mesbic Ventures, Inc.

      each of which is an Small Business Investment Company and a wholly owned affiliate of Pacesetter /MVHC, Inc. ("PMVHC"), and through an investment committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of PMVHC has or shares such voting or investment power. Also, includes 300,499 shares held by Pacesetter Growth Fund, L.P., which shares common management with PMVHC and for which PMVHC is a limited partner. Mr. Vaid, a Senior Vice President of PMVHC, disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities and the 3,580 shares Mr. Vaid personally holds.

(2)   Includes:

      - 4,350,012 shares held by Ignite Ventures II, L.P.,

      - 7,192 shares held by Ignite Ventures I, L.P., and

      - 1,060 shares held by Ignite Entrepreneurs, L.P.

      each of which is an affiliate of Ignite Associates LLC, which also holds 1,828 shares directly. Ignite Associates LLC is the general partner of each of these entities, and through an executive committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of Ignite Associates LLC has or shares such voting or investment power.

(3)   Includes:

      - 2,744,148 shares held by Apex Investment Fund V, L.P.,

      - 1,335,369 shares held by Apex Investment Fund IV, L.P., and

      - 40,465 shares held by Apex Strategic Partners IV, LLC

      Apex Management V, LLC is the general partner of Apex Investment Fund V, L.P. and Apex Management IV, LLC is the general partner of Apex Investment Fund IV, L.P. and Apex Strategic Partners IV, LLC. Apex Management V, LLC and Apex Management IV, LLC, each through an executive committee, exercises sole voting and investment power with respect to all shares of record held by Apex Investment Fund V, L.P and Apex Investment Fund IV, L.P. and Apex Strategic Partners IV, LLC, respectively. Individually, no stockholder, director or officer of Apex Management V, LLC or Apex Management IV, LLC has or shares such voting or investment power.

(4)   Includes:

      - 3,000,000 shares held by Berg McAfee Companies, LLC,

      - 500,000 shares held by McAfee Capital, LLC

      - 25,000 shares held by Cagen McAfee Capital Partners, and

      - 200,000 shares held by P2 Capital, LLC

      Mr. McAfee is a Managing Partner of Berg McAfee Companies, LLC and Cagen McAfee Capital Partners, each of which exercises sole voting and investment power with respect to all shares it holds of record through an executive committee. Individually, no stockholder, director or officer of Berg McAfee Companies, LLC or Cagen McAfee Capital Partners has or shares such voting or investment power. Mr. McAfee disclaims beneficial ownership of shares held by Berg McAfee Companies, LLC and Cagen McAfee Capital Partners except to the extent of his pecuniary interest in those entities. Mr. McAfee is the sole Managing Partner of McAfee Capital, LLC. In this capacity, Mr. McAfee exercises sole voting and investment power with respect to all shares of record held by McAfee Capital, LLC. Mr. McAfee's spouse is the sole Managing Partner of P2 Capital, LLC. In this capacity, she exercises sole voting and investment power with respect to all shares of record held by P2 Capital, LLC. Mr. McAfee disclaims beneficial ownership of shares held by P2 Capital, LLC.

(5) Berg McAfee Companies, LLC exercises sole voting and investment power with respect to all shares it holds of record through an executive committee. Individually, no stockholder, director or officer of Berg McAfee Companies, LLC has or shares such voting or investment power.

(6) Includes 1,857,054 shares held by MKS Ventures, LLC and 298,374 shares subject to immediately exercisable options, of which 49,729 shares will be vested within 60 days after April 1, 2005 held by Nicholas Mitsakos, the sole Managing Member of MKS Ventures, LLC. In his capacity as sole managing member, Mr. Mitsakos exercises sole voting and investment power with respect to all shares of record held by MKS Ventures.

(7) Includes 1,208,030 shares subject to immediately exercisable options, of which 689,542 shares will be vested within 60 days after April 1, 2005. Also includes 5,966 shares held in trust for the minor children of Mr. Bisht, of which he disclaims beneficial ownership.

(8) Represents 448,556 shares subject to immediately exercisable options, 44,756 of which will be vested within 60 days after April 1, 2005.

(9) Represents 440,171shares subject to immediately exercisable options, none of which will be vested within 60 days after April 1, 2005.

(10) Represents 410,377 shares subject to immediately exercisable options, of which 141,466 shares will be vested within 60 days after April 1, 2005.

(11) Includes 531,716 shares subject to immediately exercisable options, of which 359,755 shares will be vested within 60 days after April 1, 2005.

(12) Includes 250,000 shares subject to the company's right to repurchase unvested shares upon termination of employment or other service at a price equal to the purchase price and 100,000 shares subject to immediately exercisable options, none of which will be vested within 60 days after April 1, 2005.

(13) Includes 59,675 shares subject to immediately exercisable options, of which 13,675 shares will be vested within 60 days after April 1, 2005.

(14) See notes 7 through 13. Includes 3,198,525 shares subject to options that are currently exercisable or will become exercisable within 60 days after April 1, 2005 beneficially owned by executive officers and directors. 1,949,331 of these shares would not be vested within 60 days after April 1, 2005, and thus would be subject to repurchase by Nayna.

Business of Rescon

Immediately prior to the completion of the Merger, Rescon was engaged in developing certain business opportunities it has acquired during the past few years, including seeking funding to complete final development and marketing of its Reading and Writing Plus educational product, its digital yearbook and its trading software platform.

Business of Nayna

Overview

Founded in February 2000, Nayna Networks is a hardware and software development company that designs, develops and markets next generation broadband access solutions, also known as Ethernet In The First Mile (EFM) solutions for the secure communications market. Typical customers include carriers, Cable TV
(CATV) service providers and municipal, defense and enterprise networks. Nayna's multi-gigabit flagship platform, ExpressSTREAM, removes the performance bottlenecks typically found in access networks. The high quality and rich feature set of Nayna's solutions enables the gigabit class ExpressSTREAM platform to address a wide variety of applications from the transport level up to and through the application layer. Nayna, together with the companies which it has acquired, has raised more than $65 million in venture capital investment over the past five years, substantially all of which has been spent on product development. In addition to continued internal development efforts, Nayna plans to augment its product and service offerings through the acquisitions of complementary companies in the secured communications solutions field including infrastructure, software and services companies.

Nayna's solutions are based on proprietary hardware and software implementations that are largely based on standard components. This methodology makes Nayna's solutions more flexible and less costly and enables Nayna to address its customer's needs swiftly without the cost or time required to make custom silicon chips. These high-performance, cost-effective solutions are enhanced by intelligent enforcement of Quality of Service (QoS), which positions Nayna to compete effectively in its target markets.

Features for quality level differentiation are critical for enabling service providers to generate revenues by pricing and billing separately for multiple voice, data and video applications. Service providers can create and operate sophisticated subscriber contracts to optimize operating margins, by separating traffic types, controlling ports and prioritizing traffic bandwidth. Using Nayna Networks' ExpressSTREAM platform a service provider can quickly and easily assign a pay-per-view video high priority dedicated bandwidth while standard web surfing traffic remains a low priority using only idle bandwidth. Application prioritization ensures that the higher margin video traffic will be of high quality and not be affected by the web traffic flowing in the background.

Industry Background

The demand for delivery of information at increasing speed with increasing reliability continues to grow rapidly. Next generation secured communications providing voice over IP, data, and IP video are beginning to displace the traditional public switched telephone networks, Web pages are displacing newspaper pages, and High Definition TV (HDTV) video on demand (in the form of IP Video) is replacing older broadcast standard TV. The traditional publicly switched telephone network is much more costly than a voice over IP based network and standard television over an analog carrier signal has an inferior image quality compared to a HDTV IP digital signal.

The demand for consumer entertainment in the form of streaming Internet radio stations and IP video is driving the rapid change in technology. These applications often require large amounts of bandwidth and higher quality priority protocols as consumers will not tolerate music dropouts and video freeze frames. For example, a single HDTV channel using MPEG-2 encoding consumes up to 18 Mbps. A household with 4 HD TVs with MPEG-2 encoding requires up to 80 Mbps for entertainment applications plus additional bandwidth for email and web surfing.

Present Market Growth

Both bandwidth consumption (measured in gigabits per second) and the number of broadband content serving sites are growing at the grass roots level. As described above, we are seeing significant new trends unfolding in the use and delivery of communication application services, in particular of triple play (voice, data, video) content. These trends include a dramatic shift, away from scheduled content programming using analog (Radio Frequency) transmission, toward flexible on demand, any time, anywhere content using digital transmission methods over Ethernet.

Japan's Ministry of Public Management, Home Affairs, Posts and
Telecommunications recently published the following dramatic trend report for subscriber broadband access technologies within Japan.

================================================================================
         Digital Subscriber Line Deployments (Copper based xDSL)

         Jan 2004                           10.6 million
         Feb                                10.9 million
         Mar                                11.2 million
         Apr                                11.5 million
         May                                11.8 million

         Fiber-To-The-Home (FTTH) Deployments

         Jan 2004                           0.961 million
         Feb                                1.043 million
         Mar                                1.142 million
         Apr                                1.241 million
         May                                1.328 million
================================================================================

Consumer acceptance of Fiber To The Home (FTTH) is increasing rapidly, with almost 100,000 new deployments per month. Multiplying the number of deployments by the line speed highlights the significant bandwidth growth trend. For Japan alone 100,000 FTTH deployments multiplied by 100 Mbps per site yields 10,000,000 Mega bits per second (Mbps) of new peak bandwidth being added each and every month.

As the demand for bandwidth continues to increase, older technologies are struggling to keep pace. Traditional access solutions cannot provide the amount of bandwidth necessary to supprt streaming content and they lack the high level of quality of service tracking demanded by service providers.

The Nayna Solution

Based on new and unique proprietary technology our multi-gigabit ExpressSTREAM family of products and service provides:

      1. Greater bandwidth to transport streaming entertainment and information content that consumers are demanding;

      2. A quality of service mechanism that allows service provider to increase revenue by means of pricing & billing by content type, optimizing margins and enforcing subscriber contracts;

      3. Reduced equipment costs through implementation of end-to-end Ethernet, thereby eliminating conversion equipment,

      4. Topology flexibility that enables service providers to use one platform to reach all potential customers over existing fiber and copper or new fiber while at the same time reducing operational costs.

Our solutions provide a wide range of benefits in a variety of customer applications. We believe our initial focus on providing broadband access leveraging our Ethernet In The First Mile technology offers near-term revenue opportunity. From our strong Ethernet technology base, we expect to continue to expand our range of addressable applications through strategic acquisitions and incremental in-house development. For example, our recent VoIP development efforts open up the voice transport and value added voice-processing applications. Our high carrier class products and QoS provide a reliable platform for voice applications and related service contracts.

The Nayna solution also includes planning and installation services up to the application layer. The result of this mix of hardware, software and services is a highly compatible and smoothly running infrastructure for the service provider.

Our Products: ExpressSTREAM Platform

The ExpressSTREAM family of optical broadband access products and services are certified for a wide variety of applications including handling of advanced real time applications such as streaming content, and we believe the ExpressSTREAM family of products and services was one of the first set of products in the market to meet rigorous Ethernet Passive Optical Networking (EPON) industry standards. Previous generations of products were limited to average bandwidths of just a few hundred Kilo bits per second (Kbps) and a total of just 2.5Gbps per system. Nayna's ExpressSTREAM solutions range up to 32 Gbps of non-blocking system capacity and 10/100/1000 Mbps per subscriber site.

ExpressSTREAM solutions are supported by high performance switching capacity of up to 48 million packets per second, compared to just 2 million packets per second in many gigabit LAN data switches. Nayna's high performance switching fabric is the key to its excellent carrier class QOS and in turn, provides Nayna the ability to mix and match voice, data and IP video on the same links. While typical LAN products can only handle large data packets efficiently, ExpressSTREAM has sufficient additional capacity to enable it to mix small high priority voice packets in the same stream as the larger packets without packets being lost or delayed.

We believe that our ExpressSTREAM platform's ability to move traffic at gigabit speeds while maintaining the integrity and superior quality provides us with a sustainable advantage and is an excellent base for adding revenue enhancing advanced information processing at higher application layers.

Research and Development

We focus our development activities on addressing the evolving needs of our customers within the secure communications and broadband access markets. We work closely with our partners and customers to monitor changes in the marketplace. We design our products around current industry standards and will continue to support emerging standards.

Our development process also includes manufacturability, predicted reliability, expected lifetime, manufacturing costs, design reviews and testing. We continuously undertake development efforts with emphasis on increasing reliability, integrity and performance as well as value-added features and functions. We believe our development team and process are keys to our ability to maintain technical competitiveness and deliver innovative products that address the needs of the market. However, there can be no assurance that our product development efforts will result in commercially successful products, or that our products will not be rendered obsolete by changing technology or new product announcement by other companies.

Successful Complementary Customer Solutions Increase Our Addressable Market

Our flexible platform offers services on fiber, copper and wireless infrastructure. Nayna solutions leverage a mix of topologies and technologies such as ring, PON, TDM, VDSL and others to meet customer requirements. Our Very High Speed Digital Subscriber Loop (VDSL) concentrators and modems expand our addressable market into locations that have copper infrastructure rated below CAT5 standards.

Our success with systems integrators such as Air2Data and HITS Entertainment Inc demonstrates our ability to provide products and services over different media. Air2Data selected Nayna's ExpressSTREAM platform to serve as the backbone of its project to provide wireless broadband access to all 376 rooms of the Red Lion Inn in Sacramento, California (covering more people than some luxury communities). Air2Data chose Nayna's ExpressSTREAM platform due to its ability to offer better distance reach resulting in the elimination of WiFi signal fade and interference which reduced deployment costs and significantly simplified on-going operations for Air2Data.

We partnered with HITS Entertainment Inc. to provide broadband access to a Canadian historic site project over existing copper wiring. The owners of the historic site needed broadband service, but did not want to turn the site into a heavy construction zone. To meet these requirements, Nayna engineers were able to design an ExpressSTREAM broadband solution that re-used existing copper wiring, thus eliminating the labor, expense and time of installing new wiring at a historic site.

Strategic Acquisitions and Partnerships

Strategic acquisitions and corporate partnerships are an important component of our growth strategy. We believe that we can develop a comprehensive integrated platform of related product and service offerings through acquisitions of and partnerships with companies in the secure network field, and that, if successful, these acquisitions and partnerships can accelerate revenue growth and reduce operating costs through economies of scale. We intend to actively pursue acquisition and partnership opportunities with companies that we believe will provide us with short and long term potential for revenue growth.

Sales and Marketing

We sell our products and services globally to meet a wide range of needs. Typical customers include: traditional large scale telephony service providers, smaller independents and rural service providers, Cable TV service providers, cyber villages, corporations and call centers etc. Our sales channel includes: direct sales to key strategic accounts, system integrators, distributors, and large OEM accounts.

Our sales and marketing strategy involves a combination of direct and indirect sales channels. We are in discussions with a number of large original equipment vendors for possible partnerships and OEM agreements to deliver our solutions to customers. We intend to further strengthen our competitive advantage with the strategic addition of solution integration and support. We believe that we can generate revenue growth through both our direct and indirect sales channels, using our solutions approach.

Our direct sales force maintains close contact with our customers and provides technical support to our channel partners. We have recently expanded efforts with our partners in Asia and Europe.

Both our products and services are frequently sold to the same customers. By increasing our product and service offering we are increasingly able to capitalize on our customers' satisfaction with one of our solutions to gain introductions that can lead to sales of our other solutions. We anticipate that we will continue to benefit from these trends in the future.

Our marketing group also provides marketing support services for our executive staff, our direct sales force and our channel partners. Through our marketing activities, we provide technical and strategic sales support to our direct sales personnel and channel partners, including inn-depth product presentations, technical manuals, sales tools, pricing, marketing communications, marketing research and other support functions.

A high standard of continuing service and support is critical to our objectives of developing long-term customer relationship. Our support services utilizes a technical team of field and factory engineers, technical marketing personnel and when required product design engineers. We provide extensive customer support throughout the qualifications and sales process. We intend to continue to provide a high standard of service and we believe it is a key factor to being competitive in the market.

Competition

Nayna believes the principal competitive factors in our markets are:

      o     Product speed and throughput performance

      o     QoS features with traffic management functionality

      o     Price & reliability

      o     Timeliness of new product introduction

      o     Support of industry standards

      o     Size and scope of the sales channel

      o     Size of the installed customers base

Nayna believes that we compete favorably with respect to most of the foregoing factors; however, the markets for secure communications and services are highly competitive. Our current competitors include a number of domestic and international companies, some of who have substantially greater financial, technical, marketing and sales channel resources. We expect that more companies will enter the market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in significant price erosion, reduced revenue, lower margins or loss of market, which could significantly harm our business.

For Passive Optical Networking (PON) systems, we compete primarily with: Salira Networks, Inc., Alloptic Inc., TeraWave Communications, Tellabs and Alcatel.

Our competitors continue to introduce improved products with lower prices, and we will have to do the same to remain competitive. In addition, our current and potential customers may attempt to integrate their operations by producing their own solutions or acquiring one of our competitors, thereby eliminating the need to purchase our products. Furthermore, larger companies in other related industries may develop or acquire technologies and apply their significant resources, including their distribution channels and brand name recognition to capture significant market share.

Manufacturing

We outsource to local and international contract manufacturers to procure our product. This approach enables us to focus on our design strengths, reduce fixed costs and capital expenditures and provide flexibility in meeting market demand. Any rise in volume will provide the opportunity for further cost reductions. We use inspection, testing, and process controls to assure the quality and reliability of our products.

Any interruption or delay in the manufacturing process or delay in the supply of any components or the inability to procure components from alternate sources at acceptable prices and within a reasonable time, would substantially harm our business. Lead times for materials and components vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at any given time. In addition, qualifying additional suppliers can be time-consuming and expensive and may increase the likelihood of errors.

Intellectual Property

We have obtained several patents in the area of networking and optical networking and filed several other patent applications. Our trade secret intellectual property includes valuable software/firmware combinations that ensure billable quality traffic enforcement known in the industry as Quality of Service (QoS). QoS software provides extra revenue opportunities for both our products and our synergistic services. QoS is of vital importance in the Video on Demand (VoD) market segment where consumers pay to view a movie or special sporting event. QoS is also of critical importance to the leased line market segment where, for example, mission critical corporate PBX traffic is carried to the central office.

                                  RISK FACTORS

We are a development stage company and have only a limited operating history on which to evaluate our potential for future success.

We have only recently launched many of our products and services and therefore have a limited operating history upon which you can evaluate our business and future prospects. In addition, since we are a development stage company, we have yet to develop sufficient experience in forecasting the actual revenues to be received from the sale of our products and services. If we are unsuccessful in addressing the risks and uncertainties commonly faced by development stage companies, our business, results of operations and financial condition will be materially and adversely affected.

We expect to incur operating losses for the foreseeable future.

We continue to incur operating losses due primarily to product development costs and increasing sales and marketing expenses. In addition, we plan to invest heavily in marketing and promotion, the hiring of additional employees and to enhance our network content and management technologies through both internal development efforts and strategic acquisitions. As a result of these expenditures, we expect to incur net losses for a significant period of time. We believe these expenditures are necessary to build and maintain hardware and software technology and to penetrate our target product markets. If our revenue growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater than they are at the present time and we may never achieve profitability.

We will need to raise additional capital in the immediate future.

We anticipate that our currently available funds are sufficient to meet our needs for working capital, capital expenditures and business expansion for the next three months. Thereafter, we will need to raise additional funds. If any of our assumptions are incorrect, we may need to raise capital before the end of three months. We cannot assure you that we will be able to raise such additional capital on terms that are favorable to us or at all. Such inability could have a material adverse effect on our business, results of operations and financial condition.

Acquisitions may disrupt or otherwise have a negative impact on our business.

We may acquire or make investments in complementary businesses, products, services or technologies on an opportunistic basis when we believe they will assist us in carrying out our business strategy. Growth through acquisitions has been a successful strategy used by other network control and management technology companies. We plan to use this as a strategy to grow our business and are in discussions with a number of parties relating to any such acquisition or investment. If we buy a company, then we could have difficulty in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. An acquisition could distract our management and employees and increase our expenses. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could be dilutive to our existing stockholders.

Our common stock price is likely to be highly volatile and the current market for our common stock is limited.

The market price of our common stock will likely be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. You may not be able to resell your shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our stock will trade at the same levels of other stocks in our industry or that our industry stocks in general will sustain their current market prices.

Factors that could cause such volatility may include, among other things:

      o actual or anticipated fluctuations in our quarterly operating results;

      o     announcements of technological innovations;

      o     changes in financial estimates by securities analysts;

      o     conditions or trends in the network control and management industry;

      o changes in the market valuations of other such industry related companies; and

      o the acceptance of market makers and institutional investors of the Company and our stock.

In addition, our stock is currently traded on the NASD O-T-C Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the American Stock Exchange or the NASDAQ National or Small Cap Markets in the foreseeable future due to our inability to satisfy their respective listing criteria. Failure to list our shares on any of the American Stock Exchange or the NASDAQ National or Small Cap Markets will impair the liquidity of our common stock.

Your holdings may be diluted in the future.

We are authorized to issue up to 1,000,000,000 shares of common stock. Our board of directors has the ability to issue additional shares of our common stock, without stockholder approval and in exchange for the consideration that the board of directors may deem adequate, up to such authorized amount. The issuance of additional common stock will reduce the proportionate ownership and voting power of our existing common stockholders. In addition, we currently have outstanding options and warrants to purchase approximately 3,700,000 shares of common stock whose exercise could also have a substantial dilutive effect on the ownership of our common stockholders at such time. In addition, the future designation and issuance of one or more series of preferred stock would create additional securities that would have, among other things, dividend and liquidation preferences senior to our common stock.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

Sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. In addition, we are obligated to register the shares and additional securities for immediate resale under the Securities Act of 1933, as amended, and, upon completion of such registration a substantial number of additional securities will be placed into the public market with the potential adverse consequences described above.

If we lose the services of our President and Chief Executive Officer, Naveen Bisht, or our Chief Technology Officer, Dr. Raj Jain or other key personnel, we may not be able to execute our business strategy effectively.

Our future success depends in large part upon the continued services of our key technical, sales, marketing and senior management personnel. In particular, Naveen Bisht, our President and Chief Executive Officer and Dr. Raj Jain, our Chief Technology Officer are very important to our business. The loss of any of our senior management or other key research, development, sales or marketing personnel, particularly if lost to competitors, could harm our ability to implement our business strategy and respond to the rapidly changing needs of our customers. In addition, we believe we will need to attract, retain and motivate talented management and other highly skilled employees to be successful. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future.

We may not be able to compete successfully.

We are engaged in new, rapidly evolving and intensely competitive markets, and we expect competition to intensify further in the future. We currently or potentially compete with a number of other companies, such as Alcatel, Alloptic, Inc., Salira Networks, Inc., Tellabs and TeraWave Communications. A number of our competitors, such as Alcatel, are large and well funded. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a material adverse effect on our business, results of operations and financial condition.

The market in which we compete is subject to rapid technological progress and to compete successfully we must continually introduce new products that achieve broad market acceptance.

The network equipment market is characterized by rapid technological progress, frequent new product introductions, changes in customer requirements and evolving industry standards. If we do not regularly introduce new products in this dynamic environment, our product lines will become obsolete. Developments in routers and routing software could also significantly reduce demand for our products. Alternative technologies could achieve widespread market acceptance and displace the technology on which we have based our product architecture. We cannot assure you that our technological approach will achieve broad market acceptance or that other technologies or devices will not supplant our own products and technology.

Our products must comply with evolving industry standards and complex government regulations or else our products may not be widely accepted, which may prevent us from growing our net revenue or achieving profitability.

The market for network equipment is characterized by the need to support industry standards as different standards emerge, evolve and achieve acceptance. We will not be competitive unless we continually introduce new products and product enhancements that meet these emerging standards. Our products must comply with various United States federal government regulations and standards defined by agencies such as the Federal Communications Commission, as well as standards established by various foreign governmental authorities and recommendations of the International Telecommunication Union. If we do not comply with existing or evolving industry standards or if we fail to obtain timely domestic or foreign regulatory approvals or certificates, we will not be able to sell our products where these standards or regulations apply, which may prevent us from sustaining our net revenue or achieving profitability.

Our future performance will depend on the successful development, introduction and market acceptance of new and enhanced products.

Our new and enhanced products must address customer requirements in a timely and cost-effective manner. In the past, we have experienced delays in product development and such delays may occur in the future. The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing products. Therefore, to the extent customers defer or cancel orders in the expectation of new product releases, any delay in the development or introduction of new products could cause our operating results to suffer. The inability to achieve and maintain widespread levels of market acceptance for our current and future products may significantly impair our revenue growth.

Our limited ability to protect our proprietary intellectual property rights may adversely affect our ability to compete.

We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our proprietary intellectual property rights. We cannot assure you that we have adequately protected our proprietary intellectual property or that other parties will not independently develop similar or competing products that do not infringe on our patents. We also enter into confidentiality or license agreements with our employees, consultants and corporate partners to protect our intellectual property. In addition, we control access to and limit the distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary intellectual property rights, unauthorized parties may attempt to copy or otherwise misappropriate or use our products or technology. If we are unsuccessful in protecting our proprietary intellectual property rights, our business, results of operations and financial condition may be harmed.

Our limited ability to defend ourselves against intellectual property infringement claims made by others may adversely affect our ability to compete.

Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. If we are found to infringe the proprietary rights of others, or if we otherwise settle such claims, we could be compelled to pay damages or royalties and either obtain a license to those intellectual property rights or alter our products so that they no longer infringe upon such proprietary rights. Such a license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical. Litigation resulting from claims that we are infringing the proprietary rights of others could result in substantial costs and a diversion of resources, and could have a material adverse effect on our business, financial condition and operating results.

Our dependence on contract manufacturers for substantially all of our manufacturing requirements could harm our operating results.

We rely on independent contractors to manufacture our products. We do not have long-term contracts with any of these manufacturers. Delays in product shipments from contract manufacturers are not unusual. Similar or other problems may arise in the future, such as inferior quality, insufficient quantity of products or the interruption or discontinuance of operations of a manufacturer, any of which could have a material adverse effect on our business, financial condition and operating results.

We do not know whether we will effectively manage our contract manufacturers or that these manufacturers will meet our future requirements for timely delivery of products of sufficient quality and quantity. We will continue to monitor the performance of our current contract manufacturers and if they are unable to meet our future requirements, we will need to transition to other manufacturers. We also intend to regularly introduce new products and product enhancements, which will require that we rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. The inability of our contract manufacturers to provide us with adequate supplies of high-quality products or a reduction in the number of contract manufacturers may cause a delay in our ability to fulfill orders and may have a material adverse effect on our business, financial condition and operating results.

If our products contain undetected software or hardware errors, we could incur significant unexpected expenses and lose sales.

Network equipment products frequently contain undetected software or hardware errors when new products, versions or updates of existing products are first released to the marketplace. We have experienced such errors in connection with prior product releases. We expect that such errors or component failures will be found from time to time in the future in new or existing products, including the components incorporated therein, after the commencement of commercial shipments.

These errors may have a material adverse effect on our business and may result in the following, among other things:

      o     significant warranty and repair costs;

      o diverting the attention of our engineering personnel from new product development efforts;

      o     delaying the recognition of revenue; and

      o     significant customer relations problems.

In addition, if our product is not accepted by customers due to defects, and such returns exceed the amount we accrued for defect returns based on our historical experience, our operating results would be adversely affected.

If problems occur in a computer or communications network, even if unrelated to our products, we could incur unexpected expenses and lose sales.

Our products must successfully interoperate with products from other vendors. As a result, when problems occur in a computer or communications network, it may be difficult to identify the sources of these problems. The occurrence of hardware and software errors, whether or not caused by our products, could result in the delay or loss of market acceptance of our products and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, financial condition and operating results.

We expect the average selling prices of our products to decrease, which may reduce our gross margin or revenue.

The network equipment industry has experienced a rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures, promotional pricing, technological progress and lower selling prices as companies attempt to liquidate excess inventory resulting from the industry slowdown that began in the later part of 2000.

We anticipate that the average selling prices of our products will decrease in the future in response to the following, among other things:

      o     competitive pricing pressures;

      o     excess inventories;

      o     increased sales discounts; and

      o     new product introductions by us or our competitors.

We may experience substantial decreases in future operating results due to the erosion of our average selling prices. We expect competitive pressures to increase as a result of the industry slowdown that began in the later part of 2000, coupled with the slow recovery and still uncertainty of the broader economy.

Some of our customers may not have the resources to pay for our products as a result of the current economic environment.

Some of our customers are experiencing cash flow problems as a result of the current economic environment and are finding it increasingly difficult to obtain financing. As a result, we may be unable to collect the payments owed to us, or such payments may be significantly delayed, if our customers are unsuccessful in generating sufficient revenue or securing alternate financing arrangements. In addition, our customers may not order as many products from us as we had originally forecast or they may cancel their orders with us entirely. The inability of some of our potential customers to pay us for our products may adversely affect our cash flow, the timing of our revenue recognition and the amount of revenue we generate, which may cause our stock price to decline.

Failure to successfully expand our sales and support teams or educate them in regard to technologies and our product families may harm our business, financial condition and operating results.

The sale of our products and services requires a sophisticated sales effort that frequently involves several levels within a prospective customer's organization. We may not be able to increase net revenue unless we expand our sales and support teams in order to address all of the customer requirements necessary to sell our products.

We cannot assure you that we will be able to successfully integrate new employees into our company or to educate current and future employees in regard to rapidly evolving technologies and our product families. A failure to do so may hurt our business, financial condition and operating results.

We must continue to develop and increase the productivity of our sales and distribution channels to increase net revenue and improve our operating results.

Our sales channel includes our own direct sales people, large original equipment manufacturer, system integrators, agents, resellers and distributors. Outside sales channels require us to develop and cultivate strategic relationships and allocate substantial internal resources for the maintenance of such relationships. We may not be able to increase gross revenues unless we expand our sales channel and support teams to handle all of our customer requirements in a professional manner. If we are unable to expand our sales channel and support teams in a timely manner, and/or manage them in all cases, our business, financial condition and operating results may be hurt.

In addition, many of our sales channel partners also carry products they make themselves or that are made by our competitors. We cannot assure you that our sales channel partners will continue to market or sell our products effectively or continue to devote the resources necessary to provide us with effective sales, marketing and technical support. Their failure to do so may hurt our revenue growth and operating results.

Legislative actions, higher insurance costs and potential new accounting pronouncements are likely to impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes and proposed legislative initiatives are resulting in increased general and administrative costs to us. The new rules could make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as executive officers. We cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs as we implement these new and proposed rules.

In addition, proposed initiatives could result in changes in accounting rules, including legislative and other proposals to account for employee stock options as an expense. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

We may need to expend considerable resources in order to comply with recent SEC rulemaking including the Sarbanes-Oxley Act of 2002.

The costs associated with being a public company have increased dramatically over the last several years following the advent of the Sarbanes-Oxley Act of 2002. We expect to spend significant resources in order to comply with the new legislation and rulemaking aimed at public companies. As a result, we expect our general and administrative expenses will rise as a result of these compliance efforts. In addition, our management team will need to devote a substantial amount of time to these efforts which could distract them from their current responsibilities.

Our headquarters are located in Northern California where natural disasters may occur that could disrupt our operations and harm our business.

Our corporate headquarters are located in Silicon Valley in Northern California. Historically, this region has been vulnerable to natural disasters and other risks, such as earthquakes, which at times have disrupted the local economy and posed physical risks to our and our manufacturers' property.

In addition, terrorist acts or acts of war targeted at the United States, and specifically Silicon Valley, could cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could have a material adverse effect on our operations and financial results. We currently do not have redundant, multiple site capacity in the event of a natural disaster or catastrophic event. In the event of such an occurrence, our business would suffer.

                           FORWARD LOOKING STATEMENTS

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Rescon's and/or Nayna's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Rescon's and/or Nayna's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. Rescon's and/or Nayna's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, neither Rescon nor Nayna undertakes any obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                              AVAILABLE INFORMATION

Please read all the sections of the Information Statement carefully. Rescon is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed by Rescon with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On April 6, 2005, Rescon filed a Certificate of amendment with the Nevada Secretary of State changing the name of the corporation from Rescon Technology Corporation to Nayna Networks, Inc. A copy of this Certificate of Amendment to the Articles of Incorporation, dated April 6, 2005, is filed as Exhibit 3.2 to this Form 8-K

Item 8.01. Other Events

As a result of the Merger, Rescon has moved its principal executive offices to 180 Rose Orchard Way, San Jose, CA 95134.

Following all required filings with governmental authorities, Rescon intends to change its name to Nayna Networks, Inc. and to obtain a new trading symbol on the OTC Bulletin Board.

Item 9.01. Financial Statements and Exhibits

      (a)   Financial Statement of Businesses Acquired.

NAYNA NETWORKS, INC.
(a development stage enterprise)

Audted BALANCE SHEET
(000's)

December 31,2003

ASSETS
Current assets:
Cash and cash equivalents                                                                            $  1,663
Restricted cash                                                                                      $     48
Accounts receivable, net                                                                                  121
Inventory                                                                                                   0
Prepaid expenses                                                                                           63
                                                                                                     --------
Total current assets                                                                                    1,895

Property and equipment, net                                                                             1,388
Other Assets                                                                                                9
                                                                                                     --------

Total assets                                                                                         $  3,292
                                                                                                     ========



LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable                                                                                     $    682
Accrued liabilities                                                                                       523
Current Portion - Notes payable & Equipment Leases                                                      1,027
                                                                                                     --------
Total current liabilities                                                                               2,232
                                                                                                     --------

Long Term Debt                                                                                          1,006

Redeemable conveertible prefeerred stock:
  Series A preferred stock, $0.001 par value:
     Authorized shares - 15,000,000: issued and outstanding shares - 15,000,000 at
       December 31, 2003 and 2002 (Liquidation preference $12,000)                                     11,953
  Series B preferred stock, $0.001 par value:
     Authorized shares - 11,111,112: issued and outstanding shares - 7,999,997 at
       December 31, 2003 and 2002 (Liquidation preference $36,000)                                     36,118
  Series C preferred stock, $0.001 par value:
     Authorized shares - 13,840,000: issued and outstanding shares - 4,680,647 at
       December 31, 2003 (issued for consideration other than cash; liquidation preference $5,041)         --
                                                                                                     --------
Total redeemable convertible preferred stock                                                           48,071
                                                                                                     --------

Stockholders' deficit:
Preferred stock, $0.001 par value; 72,000,000 shares authorized;
  none issued and outstanding at December 31, 2002                                                         --
Common stock, $0.001 par value, 72,000,000 shares authorized; 20,512,289 at December 31, 2003
  and 15,552363 at December 31, 2002                                                                      267
Deficit accumulated during the development stage                                                      (48,284)
                                                                                                     --------
Total stockholders' deficit                                                                           (48,017)
                                                                                                     --------
Total liabilities and stockholders' deficit                                                          $  3,292
                                                                                                     ========

                              NAYNA NETWORKS, INC.
                        (a development stage enterprise)

                         Audited STATEMENT OF OPERATIONS
                                     (000's)

            for the period from February 10, 2000 (date of inception)
                              to December 31, 2003


Sales                                                                  $     --
Cost of sales                                                                 0
                                                                       --------
Gross profit                                                                  0
                                                                       --------


Operating expenses:
Engineering                                                              35,978
Sales and marketing                                                       1,600
General and administrative                                                6,464
                                                                       --------
Total operating expenses                                                 44,043
                                                                       --------

Loss from operations                                                    (44,043)

Other income (expense)
Interest Income                                                           2,376
Interest expense                                                           (792)
Impairment of goodwill related to the
  acquisition of Xpeed, Inc.                                             (5,825)
                                                                       --------

Net loss                                                               $(48,284)
                                                                       ========

                                                     NAYNA NETWORKS, INC.
                                               (a development stage enterprise)

                                          Audited STATEMENT OF STOCKHOLDERS' DEFICIT
                  for the Cumulative Period from February 10, 2000 (date of inception) to December 31, 2003
                                           (000's) except share and per share data

                                                                             Series A Redeemable          Series B Redeemable
                                                                                 Convertible                  Convertible
                                                                                Preferred Stock             Preferred Stock
                                                                          --------------------------  --------------------------
                                                                             Shares        Amount        Shares        Amount
                                                                          ------------  ------------  ------------  ------------
Issuance of common stock to founders in March 2000 at
  at  $0.001 per share for cash                                                                   $0                          $0
Exercise of common stock options for cash
Repurchase of common stock issued to founders
 at  $0.001 to  $0.10 per share for cash
Repurchase of common stock for  $0.10 to  $0.90 per share
Cancellation of previously issued common stock subject to restriction
Issuance of common stock for consideration other than cash
  in connection with Xpeed acquisition
Issuance of Series A redeemable convertible preferred stock
  in March 2000 at  $0.80 per share for cash                                15,000,000        11,953
Issuance of Series B redeemable convertible preferred stock
  in December 2000 at $4.50 per share for cash                                                           7,999,997        35,927
Issuance cost related to Series B preferred stock                                                                            (30)
Issuance of warrants to purchase Series B redeemable convertible
  preferred stock in connection with an equipment lease in July 2000                                                         259
Adjustment to valuation of warrant issued to a lessor to purchase
  Series B redeemable convertible preferred stock                                                                            (38)
Issuance of Series C redeemable convertible preferred stock
  for consideration other than cash in connection with Xpeed acquisition
Compensation expense related to accelerated stock options
  issued to terminated employees
Compensation expense related to stock option grants to
  consultants
Net loss - February 10, 2000 - December 31, 2003
                                                                          ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2003                                                 15,000,000       $11,953     7,999,997       $36,118
                                                                          ============  ============  ============  ============

                                                                            Series C Redeemable          Series D Redeemable
                                                                                Convertible                  Convertible
                                                                               Preferred Stock             Preferred Stock
                                                                         --------------------------  --------------------------
                                                                            Shares        Amount        Shares        Amount
                                                                         ------------  ------------  ------------  ------------
Issuance of common stock to founders in March 2000 at
  at  $0.001 per share for cash                                                                  $0                          $0
Exercise of common stock options for cash
Repurchase of common stock issued to founders
 at  $0.001 to  $0.10 per share for cash
Repurchase of common stock for  $0.10 to  $0.90 per share
Cancellation of previously issued common stock subject to restriction
Issuance of common stock for consideration other than cash
  in connection with Xpeed acquisition
Issuance of Series A redeemable convertible preferred stock
  in March 2000 at  $0.80 per share for cash
Issuance of Series B redeemable convertible preferred stock
  in December 2000 at $4.50 per share for cash
Issuance cost related to Series B preferred stock
Issuance of warrants to purchase Series B redeemable convertible preferred stock in connection with an equipment lease in July 2000
Adjustment to valuation of warrant issued to a lessor to purchase
  Series B redeemable convertible preferred stock
Issuance of Series C redeemable convertible preferred stock
  for consideration other than cash in connection with Xpeed acquisition    4,680,647
Compensation expense related to accelerated stock options
  issued to terminated employees
Compensation expense related to stock option grants to
  consultants
Net loss - February 10, 2000 - December 31, 2003
                                                                         ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2003                                                 4,680,647            $0             0            $0
                                                                         ============  ============  ============  ============

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                Common Stock            During the     Total
                                                                          --------------------------  Developmental Stockholders'
                                                                             Shares        Amount          Stage       Deficit
                                                                          ------------  ------------  ------------  ------------
Issuance of common stock to founders in March 2000 at
  at  $0.001 per share for cash                                             15,000,000           $15                         $15
Exercise of common stock options for cash                                    4,288,124           434                         434
Repurchase of common stock issued to founders
 at  $0.001 to  $0.10 per share for cash                                    (1,241,066)         (117)                       (117)
Repurchase of common stock for  $0.10 to  $0.90 per share                   (1,410,841)         (105)                       (105)
Cancellation of previously issued common stock subject to restriction       (1,472,500)           (1)                         (1)
Issuance of common stock for consideration other than cash
  in connection with Xpeed acquisition                                       5,348,572                                         0
Issuance of Series A redeemable convertible preferred stock
  in March 2000 at  $0.80 per share for cash
Issuance of Series B redeemable convertible preferred stock
  in December 2000 at $4.50 per share for cash
Issuance cost related to Series B preferred stock
Issuance of warrants to purchase Series B redeemable convertible preferred stock in connection with an equipment lease in July 2000
Adjustment to valuation of warrant issued to a lessor to purchase
  Series B redeemable convertible preferred stock
Issuance of Series C redeemable convertible preferred stock
  for consideration other than cash in connection with Xpeed acquisition
Compensation expense related to accelerated stock options
  issued to terminated employees                                                                  28                          28
Compensation expense related to stock option grants to
  consultants                                                                                     12                          12
Net loss - February 10, 2000 - December 31, 2003                                                           (48,284)      (48,284)
                                                                          ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2003                                                 20,512,289          $266      ($48,284)     ($48,018)
                                                                          ============  ============  ============  ============

NAYNA NETWORKS, INC.
(a development stage enterprise)

                         Audited STATEMENT OF CASH FLOW
                                     (000's)

for the period from February 10, 2000 (date of inception) to December 31, 2003

Cash flows from operating activities:
Net loss                                                                                $(48,284)
Adjustments to reconcile net loss to net cash used in operations:
  Noncash charges related to stock options granted to consultants and accelerated
    vesting of employee stock options                                                   $     40
  Depreciation                                                                          $  3,136
  Amortization of discount on warrants associated with equipment financing              $    202
  Impariment of goodwill related to acquisition of Xpeed, Inc.                          $  5,825
  Loss on sale of property and equipment                                                   1,114

Changes in assets and liabilities:
Restricted cash                                                                              (48)
Increase in accounts receivable                                                             (121)
Increase in prepaid expenses                                                                 (63)
Increase in other assets                                                                      (9)
Increase in accounts payable                                                                 682
Increase in accrued liabilities                                                              162
Increase in payroll liabilities                                                              361
                                                                                        --------
Net cash used in operating activities:                                                   (37,004)
                                                                                        --------

Cash flows used in investing activities:
Purchase of property and equipment                                                        (1,193)
Proceeds from sale of property and equipment                                                 437
Costs associated with acquisition of Xpeed, Inc.                                          (3,685)
                                                                                        --------
Net cash used in investing activities                                                     (4,441)
                                                                                        --------

Cash flows provided by financing activities:
Proceeds from loan facility                                                                  327
Payments on capital lease obligations and loan facility                                   -4,831
Proceeds from issuance of common stock, net of repurchases                                   227
Proceeds from issuance of Series A redeemable convertible preferred stock,
  net of issuance costs                                                                   11,953
Proceeds from issuance of Series B redeemable convertible preferred stock,
  net of issuance costs                                                                   35,927
Issuance of convertible notes receivable                                                    (300)
Restricted Cash                                                                             (165)
Issuance costs related to Series B redeemable convertible preferred stock                    (30)
                                                                                        --------
Net cash provided by financing activities                                                 43,108
                                                                                        --------

Net increase in cash and cash equivalents                                                  1,663

Cash and cash equivalents, beginning of period                                                --
                                                                                        --------
Cash and cash equivalents, end of period                                                $  1,663
                                                                                        ========

Created by EDGAR Online, Inc.

                              NAYNA NETWORKS, INC.
                        (a development stage enterprise)
                    Notes to Financial Statements, Continued


C:   PROPERTY  AND  EQUIPMENT

      Property and equipment consist of the following at December 31, 2003:

Computer software and equipment                                         $   416
Computer software                                                         1,354
Test equipment                                                            1,629
Furniture and fixtures                                                        2
Leasehold improvements                                                        0
                                                                        -------

Total  cost                                                               3,401

Less  accumulated depreciations                                          (2,013)
                                                                        -------
                                                                        $ 1,388
                                                                        =======

UNAUDITED CONDENSED FINANCIAL STATEMENTS:

NAYNA NETWORKS, INC.
(a development stage enterprise)

                       Unaudited CONDENSED BALANCE SHEETS
                                     (000'S)

                                                                                                                as of December 31,

                                                                                                                 2004       2003
                                                                                                               --------   --------
ASSETS
Current assets:
Cash and cash equivalents                                                                                      $    710   $  1,663
Restricted cash                                                                                                $     48   $     48
Accounts receivable, net                                                                                            160        121
Inventory                                                                                                           440          0
Prepaid expenses                                                                                                     42         63
                                                                                                               --------   --------
Total current assets                                                                                              1,400      1,895

Property and equipment, net                                                                                         775      1,388
Other Assets                                                                                                          9          9
                                                                                                               --------   --------

Total assets                                                                                                   $  2,184   $  3,292
                                                                                                               ========   ========


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable                                                                                               $    636   $    682
Accrued liabilities                                                                                                 569        523
Current Portion - Notes payable & Equipment Leases                                                                1,016      1,027
                                                                                                               --------   --------
Total current liabilities                                                                                         2,221      2,232
                                                                                                               --------   --------

Long Term Debt                                                                                                               1,006
Convertible Note Payable                                                                                            921

Redeemable convertible preferred stock:
  Series A preferred stock, $0.001 par value:
     Authorized shares - 15,000,000: issued and outstanding shares - 0 at December 31, 2004
       15,000,000 at December 31, 2003 and 2002 (Liquidation preference $12,000)                                            11,953
  Series B preferred stock, $0.001 par value:
     Authorized shares - 11,111,112: issued and outstanding shares - 0 at December 31, 2004
       7,999,997 at December 31, 2003 and 2002 (Liquidation preference $36,000)                                             36,118
  Series C preferred stock, $0.001 par value:
     Authorized shares - 13,840,000: issued and outstanding shares - 0 at December 31, 2004
       4,680,647 at December 31, 2003 (issued for consideration other than cash; liquidation preference $5,041)                 --
  Series D preferred stock, $0.001 par value:
    Authorized shares - 52,500,000: 19,531,247 issued and outstanding shares -  at December 31, 2004              3,649
                                                                                                               --------   --------
Total redeemable convertible preferred stock                                                                      3,649     48,071
                                                                                                               --------   --------

Stockholders' deficit:
Common stock, $0.001 par value, 125,000,000 shares authorized; 48,794,091 issued and outstanding at
 December 31, 2004 and 20,512,289 at December 31, 2003 and 15,552363 at December 31, 2002                        48,353        267
Deficit accumulated during the development stage                                                                (52,960)   (48,284)
                                                                                                               --------   --------
Total stockholders' deficit                                                                                      (4,607)   (48,017)
                                                                                                               --------   --------
Total liabilities and stockholders' deficit                                                                    $  2,184   $  3,292
                                                                                                               ========   ========

                              NAYNA NETWORKS, INC.
                        (a development stage enterprise)

                       CONDENSED STATEMENTS OF OPERATIONS
                                     (000'S)
                                   (UNAUDITED)

                                              Period from
                                              February 10,
                                                2000 (date            Three Months Ended               Twelve Months Ended
                                             of inception)                December 31,                      December 31,
                                               to December     -----------------------------     -----------------------------
                                                31, 2004            2004             2003             2004             2003
                                              ------------     ------------     ------------     ------------     ------------
Sales                                         $        425     $        133     $         --     $        425     $         --
Cost of sales                                          345               91                0              345                0
                                              ------------     ------------     ------------     ------------     ------------
Gross profit                                            80               42                0               80                0
                                              ------------     ------------     ------------     ------------     ------------


Operating expenses:
Engineering                                         38,187              642              739            2,209            3,051
Sales and marketing                                  2,379              268              208              779              720
General and administrative                           8,194              418              729            1,730            3,675
                                              ------------     ------------     ------------     ------------     ------------
Total operating expenses                            48,761            1,328            1,676            4,718            7,447
                                              ------------     ------------     ------------     ------------     ------------

Loss from operations                               (48,681)          (1,286)          (1,676)          (4,638)          (7,447)

Other income (expense)
Interest Income                                      2,390                1               12               14              121
Interest expense                                      (832)              (3)             (29)             (40)            (137)
Loss on Sale of Assets                                 (12)             (12)                              (12)
Impairment of goodwill related to the
  acquisition of Xpeed, Inc.                        (5,825)                           (5,825)                           (5,825)
                                              ------------     ------------     ------------     ------------     ------------

Net loss                                      $    (52,960)    $     (1,288)    $     (7,518)    $     (4,676)    $    (13,288)
                                              ============     ============     ============     ============     ============

NAYNA NETWORKS, INC.
(a development stage enterprise)

CONDENSED STATEMENTS OF CASH FLOWS
(000'S)
(UNAUDITED)

                                                                              Period from
                                                                           February 10, 2000         Twelve Months Ended
                                                                          (date of inception)            December 31,
                                                                               to December       -----------------------------
                                                                                 31, 2004            2004              2003
                                                                               -----------       -----------       -----------
Cash flows from operating activities:
Net loss                                                                       $   (52,960)      $    (4,676)      $   (13,288)
Adjustments to reconcile net loss to net
  cash used in operations:
  Noncash charges related to stok options granted to
    consultants and accelerated vesting of employee stock options              $        40
  Depreciation                                                                 $     3,699       $       563       $       930
  Amortization of discount on warrants associated
    with equipment financing                                                   $        11       $      (191)      $        67
  Impariment of goodwill related to acquisition of Xpeed, Inc.                 $     5,825                         $     5,825
  Loss on sale of property and equipment                                             1,164                50               364

Changes in assets and liabilities:
Restricted cash                                                                        (48)                                117
(Increase)/decrease in accounts receivable                                            (160)              (39)             (121)
(Increase)/decrease in Inventory                                                      (440)             (440)
(Increase)/decrease in prepaid expenses                                                (42)               21                13
(Increase)/decrease in other assets                                                     (9)                                 (9)
Increase/(decrease) in accounts payable                                                636               (46)              306
Increase/(decrease) in accrued liabilities                                             569                46               295
                                                                               -----------       -----------       -----------
Net cash used in operating activities:                                             (41,716)           (4,712)           (5,502)
                                                                               -----------       -----------       -----------

Cash flows used in investing activities:
Purchase of property and equipment                                                  (1,193)                               (108)
Proceeds from sale of property and equipment                                           437                                 193
Costs associated with acquisition of Xpeed, Inc.                                    (3,685)                             (3,685)
                                                                               -----------       -----------       -----------
Net cash used in investing activities                                               (4,441)                0            (3,600)
                                                                               -----------       -----------       -----------

Cash flows provided by financing activities:
Payments on capital lease obligations and loan facility                             (5,521)           (1,017)           (1,373)
Proceeds from convertible notes payable, net of of costs                               921               921
Proceeds from issuance of common stock, net of repurchases                          48,313            48,086                 4
Proceeds from issuance of Series A redeemable convertible
  preferred stock, net of issuance costs                                                 0           (11,953)
Proceeds from issuance of Series B redeemable convertible
  preferred stock, net of issuance costs                                                 0           (35,927)
Proceeds from issuance of Series D redeemable convertible
  preferred stock, net of issuance costs                                             3,649             3,649

Issuance of convertible notes receivable                                              (300)
Restricted Cash                                                                       (165)
Issuance costs related to Series B redeemable convertible preferred stock              (30)
                                                                               -----------       -----------       -----------
Net cash provided by financing activities                                           46,867             3,759            (1,369)
                                                                               -----------       -----------       -----------

Net increase in cash and cash equivalents                                              710              (953)          (10,471)

Cash and cash equivalents, beginning of period                                          --             1,663            12,134
                                                                               -----------       -----------       -----------

Cash and cash equivalents, end of period
with an advisory agreement                                                     $       710       $       710       $     1,663
                                                                               ===========       ===========       ===========

                                                        NAYNA NETWORKS, INC.
                                                  (a development stage enterprise)

                         CONDENSED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
                        for the Cumulative Period from February 10, 2000 (date of inception) to December 31, 2004
                                             (000's) except share and per share data

                                                                             Series A Redeemable          Series B Redeemable
                                                                                 Convertible                  Convertible
                                                                                Preferred Stock             Preferred Stock
                                                                          --------------------------  --------------------------
                                                                             Shares        Amount        Shares        Amount
                                                                          ------------  ------------  ------------  ------------
Issuance of common stock to founders in March 2000 at
  at  $0.001 per share for cash                                                                   $0                          $0
Exercise of common stock options for cash
Repurchase of common stock issued to founders
 at  $0.001 to  $0.10 per share for cash
Repurchase of common stock for  $0.10 to  $0.90 per share
Cancellation of previously issued common stock subject to restriction
Issuance of common stock for consideration other than cash
  in connection with Xpeed acquisition
Issuance of Series A redeemable convertible preferred stock
  in March 2000 at  $0.80 per share for cash                                15,000,000        11,953
Issuance of Series B redeemable convertible preferred stock
  in December 2000 at $4.50 per share for cash                                                           7,999,997        35,927
Issuance cost related to Series B preferred stock                                                                            (30)
Issuance of warrants to purchase Series B redeemable convertible
  preferred stock in connection with an equipment lease in July 2000                                                         259
Adjustment to valuation of warrant issued to a lessor to purchase
  Series B redeemable convertible preferred stock                                                                            (38)
Issuance of Series C redeemable convertible preferred stock
  for consideration other than cash in connection with Xpeed acquisition
Compensation expense related to accelerated stock options
  issued to terminated employees
Compensation expense related to stock option grants to
  consultants
Net loss - February 10, 2000 - December 31, 2003
                                                                          ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2003                                                 15,000,000       $11,953     7,999,997       $36,118
                                                                          ============  ============  ============  ============

Conversion of Series A convertible, redeemable preferred
  stock into common stock                                                  (15,000,000)      (11,953)
Conversion of Series B convertible, redeemable preferred
  stock into common stock                                                                               (7,999,997)      (36,118)
Conversion of Series C convertible, redeemable preferred
  stock into common stock
Issuance of Series D redeemable convertible preferred stock
  in July 2004 at  $0.19072 per share for cash
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
  on the purchase of the Accordion asset acquisition
Issuance of common stock on conversion of note payable
Net loss for the twelve months ending December 31, 2004
                                                                          ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2004                                                          0            $0             0            $0
                                                                          ============  ============  ============  ============


                                                                            Series C Redeemable          Series D Redeemable
                                                                                Convertible                  Convertible
                                                                               Preferred Stock             Preferred Stock
                                                                         --------------------------  --------------------------
                                                                            Shares        Amount        Shares        Amount
                                                                         ------------  ------------  ------------  ------------
Issuance of common stock to founders in March 2000 at
  at  $0.001 per share for cash                                                                  $0                          $0
Exercise of common stock options for cash
Repurchase of common stock issued to founders
 at  $0.001 to  $0.10 per share for cash
Repurchase of common stock for  $0.10 to  $0.90 per share
Cancellation of previously issued common stock subject to restriction
Issuance of common stock for consideration other than cash
  in connection with Xpeed acquisition
Issuance of Series A redeemable convertible preferred stock
  in March 2000 at  $0.80 per share for cash
Issuance of Series B redeemable convertible preferred stock
  in December 2000 at $4.50 per share for cash
Issuance cost related to Series B preferred stock
Issuance of warrants to purchase Series B redeemable convertible preferred stock in connection with an equipment lease in July 2000
Adjustment to valuation of warrant issued to a lessor to purchase
  Series B redeemable convertible preferred stock
Issuance of Series C redeemable convertible preferred stock
  for consideration other than cash in connection with Xpeed acquisition    4,680,647
Compensation expense related to accelerated stock options
  issued to terminated employees
Compensation expense related to stock option grants to
  consultants
Net loss - February 10, 2000 - December 31, 2003
                                                                         ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2003                                                 4,680,647            $0             0            $0
                                                                         ============  ============  ============  ============

Conversion of Series A convertible, redeemable preferred
  stock into common stock
Conversion of Series B convertible, redeemable preferred
  stock into common stock
Conversion of Series C convertible, redeemable preferred
  stock into common stock                                                  (4,680,647)
Issuance of Series D redeemable convertible preferred stock
  in July 2004 at  $0.19072 per share for cash                                                         19,531,247         3,649
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
  on the purchase of the Accordion asset acquisition
Issuance of common stock on conversion of note payable
Net loss for the twelve months ending December 31, 2004
                                                                         ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2004                                                         0            $0    19,531,247        $3,649
                                                                         ============  ============  ============  ============


                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                Common Stock            During the     Total
                                                                          --------------------------  Developmental Stockholders'
                                                                             Shares        Amount          Stage       Deficit
                                                                          ------------  ------------  ------------  ------------
Issuance of common stock to founders in March 2000 at
  at  $0.001 per share for cash                                             15,000,000           $15                         $15
Exercise of common stock options for cash                                    4,288,124           434                         434
Repurchase of common stock issued to founders
 at  $0.001 to  $0.10 per share for cash                                    (1,241,066)         (117)                       (117)
Repurchase of common stock for  $0.10 to  $0.90 per share                   (1,410,841)         (105)                       (105)
Cancellation of previously issued common stock subject to restriction       (1,472,500)           (1)                         (1)
Issuance of common stock for consideration other than cash
  in connection with Xpeed acquisition                                       5,348,572                                         0
Issuance of Series A redeemable convertible preferred stock
  in March 2000 at  $0.80 per share for cash
Issuance of Series B redeemable convertible preferred stock
  in December 2000 at $4.50 per share for cash
Issuance cost related to Series B preferred stock
Issuance of warrants to purchase Series B redeemable convertible preferred stock in connection with an equipment lease in July 2000
Adjustment to valuation of warrant issued to a lessor to purchase
  Series B redeemable convertible preferred stock
Issuance of Series C redeemable convertible preferred stock
  for consideration other than cash in connection with Xpeed acquisition
Compensation expense related to accelerated stock options
  issued to terminated employees                                                                  28                          28
Compensation expense related to stock option grants to
  consultants                                                                                     12                          12
Net loss - February 10, 2000 - December 31, 2003                                                           (48,284)      (48,284)
                                                                          ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2003                                                 20,512,289          $266      ($48,284)     ($48,018)
                                                                          ============  ============  ============  ============

Conversion of Series A convertible, redeemable preferred
  stock into common stock                                                   15,000,000        11,953                      11,953
Conversion of Series B convertible, redeemable preferred
  stock into common stock                                                    7,999,997        36,118                      36,118
Conversion of Series C convertible, redeemable preferred
  stock into common stock                                                    4,680,647                                         0
Issuance of Series D redeemable convertible preferred stock
  in July 2004 at  $0.19072 per share for cash
Exercise of common stock options for cash                                      301,158            16                          16
Issuance of common stock for consideration other than cash
  on the purchase of the Accordion asset acquisition
Issuance of common stock on conversion of note payable                         300,000                                         0
Net loss for the twelve months ending December 31, 2004                                                     (4,676)       (4,676)
                                                                          ------------  ------------  ------------  ------------
BALANCES, DECEMBER 31, 2004                                                 48,794,091       $48,353      ($52,960)      ($4,607)
                                                                          ============  ============  ============  ============


      (b)   Pro Forma Financial Information.

               UNAUDITED PRO FORMA CONDENSED
                   COMBINED BALANCE SHEET
                          (000's)


                                                                as at             as at             PRO FORMA
                                                            December 31,       November 30,        ADJUSTMENTS        PRO FORMA
                                                             2004 NAYNA        2004 RESCON          (NOTE #4)          COMBINED
                                                            ------------       ------------       ------------       ------------
ASSETS
Current assets:
Cash and cash equivalents                                   $        710       $          2       $         (2)      $        710
Restricted cash                                             $         48                                             $         48
Accounts receivable, net                                             160                 --                                   160
Inventory                                                            440                 --                                   440
Prepaid expenses                                                      42                 20                (20)                42
                                                            ------------       ------------       ------------       ------------
Total current assets                                               1,400                 22                (22)             1,400

Property and equipment, net                                          775                 24                (24)               775
Other assets                                                           9                760               -760                  9
                                                            ------------       ------------       ------------       ------------

Total assets                                                $      2,184       $        806       $       (806)      $      2,184
                                                            ============       ============       ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable                                            $        636       $         25       $        (25)               636
Accrued liabilities                                                  569                 --                                   569
Current portion - notes payable & equipment leases                 1,016                 --                                 1,016
Due to related parties                                                --                691               (691)                 0
                                                            ------------       ------------       ------------       ------------
Total current liabilities                                          2,221                716               (716)             2,221

Minority Interest                                                                        (1)                 1                  0
Convertible note payable, net                                        921                                                      921

Stockholders' equity (deficit)
Preferred stock                                                    3,649                 --                                 3,649
Common stock                                                      48,353                  0                  0             48,353
Additonal paid in capital                                                             6,342             (6,342)                 0
Deficit accumulated prior to development stage                                       (4,468)             4,468                  0
Deficit accumulated during the development stage                 (52,960)            (1,784)             1,784            (52,960)
                                                            ------------       ------------       ------------       ------------
Stockholders' equity (deficit)                                      (958)                90                (90)              (958)
                                                            ------------       ------------       ------------       ------------
Total liabilities and stockholders' deficit                 $      2,184       $        806       $       (806)      $      2,184
                                                            ============       ============       ============       ============

                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                     (000's) except share and per share data

                                                  for the              for the
                                               twelve months        twelve months          PRO  FORMA
                                              ending December      ending November         ADJUSTMENTS          PRO FORMA
                                               31, 2004 NAYNA      30, 2004 RESCON          (NOTE #4)            COMBINED
                                               --------------       --------------       --------------       --------------
Sales                                          $          425       $           --       $           --       $          425
Cost of sales                                             345                   --                   --                  345
                                               --------------       --------------       --------------       --------------
Gross profit                                               80                   --                   --                   80
                                               --------------       --------------       --------------       --------------


Operating expenses:
Engineering                                             2,209                   --                   --                2,209
Sales and marketing                                       779                   --                   --                  779
General and administrative                              1,730                  697                 (697)               1,730
                                               --------------       --------------       --------------       --------------
Total operating expenses                                4,718                  697                 (697)               4,718
                                               --------------       --------------       --------------       --------------

Loss from operations                                   (4,638)                (697)                 697               (4,638)

Loss on sales of assets                                   (12)                                                           (12)
Other income                                               14                   --                                        14
Interest expense                                          (40)                  --                                       (40)
                                               --------------       --------------       --------------       --------------

Net loss                                       $       (4,676)      $         (697)      $          697       $       (4,676)
                                               ==============       ==============       ==============       ==============


Net loss per share, basic                                                                                     $        (0.32)
                                                                                                              ==============

Net loss per share, diluted                                                                                   $        (0.25)
                                                                                                              ==============

Weighted average shares used in computing
  net loss per share, basic                                                                                       14,789,996
                                                                                                              ==============

Weighted average shares used in computing
  net loss per share, diluted                                                                                     18,729,670
                                                                                                              ==============

                     Nayna Networks, Inc.

                          UNAUDITED PRO FORMA CONDENSED
                 Calculation of basic and fully diluted shares



                                                              Series A      Series B      Series C       Series D       Common
Nayna balance as at December 31, 2003                        15,000,000     7,999,997     4,680,647              0    20,512,289

Pre-merger post-reverse split Rescon                                                                                   3,550,000

Conversion to common                                        (15,000,000)   (7,999,997)   (4,680,647)                  27,680,644

Issuance of Series D on July 2004                                                                       19,531,247

Issuance on purchase of Accordion asset on August 2004                                                                   300,000

Exercise of employee stock options on September 2004                                                                     301,158
                                                            ---------------------------------------------------------------------
Total basic shares as at December 31, 2004                            0             0             0     19,531,247    52,344,091
                                                            =====================================================================

as converted to common
                                                                                                        47,533,726
                                                            ---------------------------------------------------------------------
Total fully diluted shares as at December 31, 2004                    0             0             0     67,064,973    52,344,091
                                                            =====================================================================

                                                                                                        Weighted
                                                                                                         Average
                                                                         as converted    Weighted     as converted
                                                               Total        to Rescon     Average       to Rescon
Nayna balance as at December 31, 2003                        48,192,933     9,586,346    48,192,933     9,586,346

Pre-merger post-reverse split Rescon                          3,550,000                                 3,550,000

Conversion to common                                                  0             0             0             0

Issuance of Series D on July 2004                            19,531,247     3,885,078     8,138,020     1,618,782

Issuance on purchase of Accordion asset on August 2004          300,000        59,675       100,000        19,892

Exercise of employee stock options on September 2004            301,158        59,905        75,290        14,976
                                                            -----------------------------------------------------
Total basic shares as at December 31, 2004                   71,875,338    13,591,003    56,506,242    14,789,996
                                                            =====================================================

as converted to common
                                                             47,533,726     9,455,219    19,805,719     3,939,675
                                                            -----------------------------------------------------
Total fully diluted shares as at December 31, 2004          119,409,064    23,046,222    76,311,961    18,729,670
                                                            =====================================================

                                                             47,758,853     9,500,000

      (c)   Exhibits.

            2.2 First Amendment Agreement and Plan of Reorganization, dated March 24, 2005, by and among Rescon Technology Corporation, a Nevada corporation, Nayna Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Rescon, Nayna Networks, Inc., and Christian Nigohossian.

            3.2 Certificate of Amendment to the Articles of Incorporation, dated April 6, 2005.

            16.1 Letter dated April 7, 2005 from Mantyla McReynolds, Certified Public Accountants, regarding its concurrence with the statements made by Rescon concerning the change in accountants.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Rescon Technology Corporation

                                       By: /s/ NAVEEN S. BISHT
                                           -------------------------------------
                                           Naveen S. Bisht
                                           President and Chief Executive Officer


Date:  April 7, 2005